Exhibit 99

FOR IMMEDIATE RELEASE

Investor and Media Contact: Robert L. Saxton

Alliance Gaming

(702) 270-7600

ALLIANCE GAMING ANNOUNCES ACQUISITION

OF MINDPLAY TECHNOLOGIES,

ESTABLISHES NEW

TABLE GAME PRODUCT GROUP

LAS VEGAS, Feb. 19, 2004 — Alliance Gaming Corp. (NYSE: AGI) announced today that its Bally Gaming and Systems business unit has reached a definitive agreement to acquire substantially all of the assets of MindPlay LLC, a leading developer of advanced table games management technology designed to improve player rating accuracy, casino security and dealer performance.

Bally Gaming and Systems previously served as the exclusive worldwide distributor and sales and support agent of MindPlay’s products, which offers real-time player tracking on table games utilizing the patented artificial intelligence of VisionCore™ embedded high-speed image processing. The VisionCore optical system automatically recognizes chips and playing cards to ensure accurate accounting, player tracking and dealer performance.

Already operating at three Nevada casinos, MindPlay’s MP21™ blackjack product gives “real-time” information on items such as time played at the game, actual amount wagered and win/loss amounts, providing accurate data for rating and evaluating players to determine the appropriate complimentary levels. The MP21 technology is designed to allow for data integration with the SDS® and ACSC casino management systems product lines from Bally Systems.

“We’ve been very impressed by the proprietary MindPlay technology for more than two years, and with a full-scale rollout now in the works, we felt the time was right to move beyond a distributorship arrangement and proceed with an acquisition,” said Robert Miodunski, President and Chief Executive Officer of Alliance Gaming. “The operational benefits for casinos in the U.S. and in international markets are truly revolutionary and the integration with our existing casino management systems gives our Bally Systems product lineup even greater depth.”

MindPlay’s MP21 was developed in close cooperation with the Eldorado Resort Casino in Reno, Nev., where the first installation of MP21 took place in 2001.

“MindPlay is a powerful suite of advanced vision-based hardware and software technologies that brings material changes to our industry,” said Richard Soltys, CEO and President of MindPlay LLC, who will stay on to lead Bally’s MindPlay Product Group. “Under the protection of a number of patents, we envision a series of new table game products that will redefine the market with the advances of automation and powerful new gaming features to attract and retain players. We intend to lead this market with breakthrough ideas that promote the table game experience while also providing operational cost reductions and revenue enhancement to operators. It will be an exciting future for this new MindPlay Product Group of Bally Systems and I greatly look forward to its impact.”

“Bally is a worldwide leader in gaming and changing the nature of our relationship, at this point in time, makes sense for several obvious reasons. Including material enhancements to our scale, manufacturing capabilities, regulatory licensing and distribution, this transaction will allow us to accelerate the development and penetration of our products,” Soltys said.

Alliance Gaming is a diversified gaming company with headquarters in Las Vegas. The Company is engaged in the design, manufacture, operation and distribution of advanced gaming devices and systems worldwide, and is the nation’s largest gaming machine route operator and operates two casinos. Additional information about the Company can be found at www.alliancegaming.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and is subject to the safe harbor created thereby. Such information involves important risks and uncertainties that could significantly affect the results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. Future operating results may be adversely affected as a result of a number of risks that are detailed from time to time in the company’s filings with the Securities and Exchange Commission.

-ALLIANCE GAMING CORP.-